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                                                                     EXHIBIT 2.2
                                                                     -----------
                                                                  CONFORMED COPY

                                   AMENDMENT

                                      TO

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     This AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION ("Amendment"), dated as of December 15, 1999, is entered into by and among Natural MicroSystems Corporation, a Delaware corporation ("NMS"), NMS California Acquisition Corp., a California corporation and a wholly-owned subsidiary of NMS (the "California Sub"), NMS Delaware Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of NMS (the "Delaware Sub") and QWES.com, Inc., a California corporation ("QWES.COM").

     1. NMS, the California Sub and QWES.COM have entered into an Agreement and Plan of Merger and Reorganization dated as of November 30, 1999 (the "Merger Agreement"), which provides for and sets forth the terms of the merger of the California Sub with and into QWES.COM. All terms used herein that are not otherwise defined herein shall have the meaning ascribed to them in the Merger Agreement.

     2. In order to expedite the Merger, the parties hereby amend the Merger Agreement by substituting the Delaware Sub for the California Sub as a party thereto, so that each reference in the Merger Agreement to the term "Acquisition Sub" shall hereafter mean the Delaware Sub and not the California Sub. Accordingly, the description in Section 1.01 of the Merger Agreement to the filing of the appropriate merger documents with the Secretary of State of California shall also encompass the filing of such documents with the Secretary of State of Delaware, and, where appropriate, each reference in the Agreement to the California Law shall mean the California Law and the Delaware General Corporation Law.

     3. This Amendment may be executed in two or more counterparts, all of which shall be considered the same instrument and shall become effective when executed and delivered by each of the parties.

     4. Other than as expressly amended in Section 2 above, the Merger Agreement remains unmodified and in full force and effect.

                     *  *  *  *  *  *  *  *  *  *  *  *  *
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be signed by their respective officers, all as of the date first written above.


                           NATURAL MICROSYSTEMS CORPORATION



                           By:  /s/ Robert P. Schechter
                               --------------------------------------
                               Robert P. Schechter
                               Chairman of the Board, President and
                                 Chief Executive Officer


                           NMS CALIFORNIA ACQUISITION CORP.



                           By:  /s/ Robert E. Hult
                               --------------------------------------
                               Robert E. Hult
                               Chief Financial Officer


                           NMS DELAWARE ACQUISITION CORP.



                           By:  /s/ Robert E. Hult
                               --------------------------------------
                               Robert E. Hult
                               Treasurer


                           QWES.COM, INC.



                           By:  /s/ Charles J. Walker
                               --------------------------------------
                               Charles J. Walker
                               President and Chief Executive Officer